Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Vector Group Ltd. of our report dated March 3, 2014 relating to the financial statements and financial statement schedule of Liggett Group LLC, which appears in Vector Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading Experts in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

June 30, 2014